EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Debra Nalchajian-Cohen
Cohen Communications
(559) 222-1322

CENTRAL VALLEY COMMUNITY BANCORP
REPORTS INCREASE IN SECOND QUARTER 2004 EARNINGS!

CLOVIS, CALIFORNIA…July 12, 2004… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $825,000, or $0.29 per diluted share, for the quarter ending June 30, 2004 compared to $822,000, or $0.29 per diluted share, for the same period in 2003.

Net income for the second quarter of 2004 increased $3,000 or 0.36% as compared to the same period in 2003.  Contributors to the increase included a 4.8% increase in net interest income and a 3.1% decrease in non-interest expense, which were offset mainly by a 12.1% decrease in non-interest income and a 42.2% increase in income tax expense.  The decrease in non-interest expense was attributed mainly to a decrease in depreciation expense on equipment leased to others, while the decrease in non-interest income was attributed mainly to a decrease in loan placement fees and rental income from equipment leased to others.  Additionally, income tax increased as a result of the Company’s decision in 2004 to not recognize certain tax benefits with respect to its real estate investment trust (REIT).

The net interest margin on a fully tax equivalent basis was 4.71% for second quarter 2004, compared to 5.07% in 2003.  Average assets grew 13.3% to $339,216,000 during the second quarter of 2004, compared to $299,486,000 in 2003.  Asset growth was driven by a 14.8% increase in deposits which averaged $301,626,000 for the second quarter of 2004, compared to $262,711,000 in 2003.  Average loans increased 10.2% to $191,602,000 in the second quarter of 2004, compared to $173,819,000 for the same period in 2003.

For the six month period ended June 30, 2004, the Company reported net income of $1,686,000 or $0.58 diluted earnings per share compared to $1,603,000 or $0.57 diluted earnings per share in the first half of 2003.  Net interest income increased $441,000 in the periods under review, primarily as the result of increased volumes in earning assets combined with decreases in the cost of interest-bearing liabilities.  Also contributing to the increase in net income was $483,000 in gains on sale of investments in the first half of 2004.  These increases were partially offset by a $130,000 net reduction in rental income from equipment leased to others, a $95,000 decrease in loan placement fee income and a $420,000 increase in income tax expenses. As noted in the 2003 Annual Report to Shareholders, the Company reversed certain previously recognized state tax benefits recorded in the first three quarters of 2003 related to its REIT due to announcements made by the California Franchise Tax Board. The Company will not recognize any tax benefit in 2004 related to its REIT.

The Company’s net interest margin on a fully tax equivalent basis was 4.73% for the six-month period ending June 30, 2004, compared to 5.01% for the six-month period ending June 30, 2003.  During the first half of 2004, total average assets were $334,619,000, compared to $292,369,000 during the same period in 2003, an increase of 14.5%. Total average loans were $187,281,000 for the six-month period ending June 30, 2004, compared to $168,460,000 for the same period in 2003, an increase of 11.2%.  The Company had no non-performing loans for the quarters ended June 30, and March 31, 2004.  In addition, during the first half of 2004, the Company realized net recoveries on loans previously charged off totaling $107,000 compared to net charge-offs totaling $72,000 for the first half of 2003.  Total average deposits increased 15.5% to $296,358,000 during the first six months of 2004 compared to $256,628,000 during the same period in 2003.

“Our continued growth in all core financial categories is directly related to strategic decisions made in recent years,” said Daniel J. Doyle, president and CEO of Central Valley Community Bancorp and Central Valley Community Bank. “We are proud to have maintained a consistent track record of profitability despite a continuously compressed net interest margin, which is expected to improve as interest rates rise,” concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Clovis, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. The Bank operates seven full-service offices in Clovis, Fresno, Prather, Kerman and Sacramento, plus Real Estate Lending, SBA Lending and Agribusiness Lending Departments.  Investment services are also provided by Investment Centers of America.  Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick. Additional information about Central Valley Community Bank can be found at www.cvcb.com.

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Central Valley Community Bancorp – page 4

Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2003.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

CENTRAL VALLEY COMMUNITY BANCORP

CONSOLIDATED BALANCE SHEET

(In thousands)	June 30, 2004	December 31, 2003	June 30, 2003
	(Unaudited)	(Audited)	(Unaudited)
ASSETS
Cash and cash equivalents	$44,928	$35,831	$34,138
Available-for-sale investment securities	96,520	95,844	94,432
Loans, less allowance for credit losses of $2,532 at June 30, 2004, $2,425 at Dec. 31, 2003 and $2,361 at June 30, 2003	195,673	183,849	171,628
Bank premises and equipment, net	2,897	2,985	3,055
Accrued interest receivable and other assets	10,847	9,421	8,661

Total assets	$350,865	$327,930	$311,914

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$99,372	$96,945	$82,365
Interest bearing	214,381	193,620	192,651
Total deposits	313,753	290,565	275,016

Borrowings	7,000	7,000	8,000
Accrued interest payable and other liabilities	3,087	3,645	3,263

Total liabilities	323,840	301,210	286,279

Total shareholders’ equity	27,025	26,720	25,635

Total liabilities and shareholders’ equity	$350,865	$327,930	$311,914

CENTRAL VALLEY COMMUNITY BANCORP

CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

For the six months ended (Dollars in thousands, except per share amounts)	June 30, 2004	June 30, 2003

Net Interest Income	$6,830	$6,389

Total Non-Interest Income	2,243	2,085

Total Non-Interest Expense	6,356	6,260

Income Tax Expense	1,031	611

NET INCOME	$1,686	$1,603

Basic Earnings per Share	$0.64	$0.62
Diluted earnings per share	$0.58	$0.57

CENTRAL VALLEY COMMUNITY BANCORP

SELECTED RATIOS

(Unaudited)

At or for the six months ended (Dollars in thousands)	June 30, 2004	June 30, 2003

Allowance for credit losses to loans and leases	1.28%	1.36%
Non-performing loans and leases to total loans and leases	0.00%	0.25%
Total non-performing assets	$—	$426

Net interest margin (calculated on a fully tax equivalent basis)	4.73%	5.01%

Return on average assets	1.01%	1.10%
Return on average equity	12.33%	12.80%

CENTRAL VALLEY COMMUNITY BANCORP

CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

For the three months ended (Dollars in thousands, except per share amounts)	June 30, 2004	March 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003
Net Interest Income	$3,465	$3,365	$3,203	$3,088	$3,306

Total Non-Interest Income	900	1,343	1,109	1,352	1,024

Total Non-Interest Expense	3,102	3,254	3,081	3,014	3,200

Income Tax Expense	438	593	468	420	308

NET INCOME	$825	$861	$763	$1,006	$822

Basic Earnings per Share	$0.31	$0.33	$0.29	$0.39	$0.32
Diluted earnings per share	$0.29	$0.29	$0.27	$0.35	$0.29

CENTRAL VALLEY COMMUNITY BANCORP

SELECTED RATIOS

(Unaudited)

Quarter ended (Dollars in thousands)	June 30, 2004	March 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003

Allowance for credit losses to loans and leases	1.28%	1.36%	1.30%	1.29%	1.36%
Non-performing loans and leases to total loans and leases	0.00%	0.00%	0.34%	0.40%	0.25%
Total non-performing assets	$—	$—	$634	$815	$426

Net interest margin (calculated on a fully tax equivalent basis)	4.71%	4.74%	4.52%	4.51%	5.07%

Return on average assets	0.97%	1.04%	0.94%	1.28%	1.10%
Return on average equity	12.25%	12.40%	11.56%	15.83%	12.90%